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                                                                     Exhibit 4.7

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER, OR THE PROVISIONS OF THIS WARRANT. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

No. of Shares of Series D Convertible Preferred             Warrant No. W-GE-01D
Stock: 59,378

                                     WARRANT

               TO PURCHASE SERIES D CONVERTIBLE PREFERRED STOCK OF

                             PTC THERAPEUTICS, INC.

      GENERAL ELECTRIC CAPITAL CORPORATION, or registered assigns, in exchange for consideration the receipt and sufficiency of which is hereby acknowledged, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from PTC THERAPEUTICS, INC., a Delaware corporation ("Company"), 59,378 shares of Series D Convertible Preferred Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of THREE and 25/00 Dollars ($3.25) per share (subject to adjustment as provided in Article IV) (as so adjusted, the "Exercise Price") on the terms and conditions set forth herein.

I. DEFINITIONS

      The following terms have the meanings set forth below:

      "Additional Shares of Series D Stock" means all shares of Series D Stock issued by Company after the date of this Warrant other than Warrant Stock.

      "Additional Shares of Stock" has the same meaning ascribed to the term "Additional Shares of Common Stock" set forth in the Certificate of Incorporation.

      "Board" means the Board of Directors of Company.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which commercial banks in the State of New York are required or permitted by law or executive order to be closed.

      "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as may be amended or amended and restated from time to time.

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      "Common Stock" has the same meaning ascribed to the term "Common Stock"
set forth in the Certificate of Incorporation.

      "Company" has the meaning set forth in the recitals.

      "Convertible Security" means any option, warrant or share of preferred stock of Company or any other security or instrument, including without limitation any evidence of indebtedness, in any case, which is convertible directly or indirectly into or exchangeable with or without payment of additional consideration for Additional Shares of Stock, either immediately or upon the occurrence of a specified date or a specified event.

      "Current Market Price" means, in respect of a share of Series D Preferred Stock (or any other security for which this Warrant is then exercisable) on any date of determination, either (a) if there shall then be a public market for the trading of Series D Preferred Stock (or any other security for this Warrant is then exercisable), the average of the daily market prices (determined as provided below) for ten (10) consecutive trading days commencing 12 trading days immediately before such date, or (b) if there shall not then be a public trading market for the Series D Preferred Stock (or any other security for which this Warrant is then exercisable), the fair market value (determined as provided below) of a share of the Series D Preferred Stock (or any other security for which this Warrant is then exercisable) as at such date. For purposes of clause
(a), the "daily market price" for any trading day shall be (i) the closing price of the principal trading session on such day on the New York Stock Exchange or other principal national stock exchange or, if none, the last sale price on the National Market of the NASDAQ on which the Series D Preferred Stock (or any other security for which this Warrant is then exercisable) is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ, the average of the last reported closing bid and ask prices on such day as officially quoted on any such exchange or NASDAQ, (iii) if the Series D Preferred Stock (or any other security for which this Warrant is then exercisable) is not then listed or admitted to trading on any national stock exchange or National Market of NASDAQ, the average of the last reported closing bid and ask prices on such day in the over-the-counter market as furnished by the National Quotation Bureau, Incorporated (or similar organization or agency succeeding to its functions of reporting security prices), or (iv) if there is no such firm, as furnished by any member of the NASD or the New York Stock Exchange selected by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD or New York Stock Exchange, one of which shall be selected by the Required Holders and one of which shall be selected by Company. For purposes of clause (b), "fair market value" shall be the price that reflects the value of such shares on a fully distributed basis (that is, as if such shares were traded on a free and active market on an exchange or over-the-counter) in a sale by a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, without any premium or discount for any reason, including but not limited to any discount related to the offering of such shares, any premium for control or any discount for illiquidity, as agreed upon by Company and the Required Holders; provided, however, that if Company and the Required Holders cannot agree on such fair market value, then Company shall engage an investment banking firm of nationally recognized standing mutually acceptable to and selected

                                      -2-
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by Company and the Required Holders within ten (10) days after the date of the event or notice giving rise to the need to determine fair market value to determine fair market value in accordance with the preceding provisions. If Company and the Required Holders cannot agree on a mutually acceptable investment banking firm within such ten (10) day period, or if a mutually acceptable investment banking firm is unable or unwilling to perform the valuation contemplated hereby, Company and the Required Holders shall, within such ten (10) day period, each choose one investment banking firm of recognized standing and the respective chosen firms shall, within five (5) days after the later of such firms is chosen, agree on another investment banking firm which shall be engaged to make the determination of the fair market value in accordance with the preceding provisions. The determination by the engaged firm shall be made as soon as practicable, but not later than thirty (30) days after the date such firm is engaged. The cost of the investment banking firm or firms selected shall be borne by Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

      "Exercise Period" has the meaning set forth in Section 2.1.

      "Exercise Price" has the meaning set forth in the first paragraph of this Warrant.

      "Expiration Date" means the last day of the Exercise Period on which the Warrant may be exercised.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Holder" means GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, any of its successors, or any of their registered assigns.

      "Investor Rights Agreement" means the Fourth Amended and Restated Investor Rights Agreement made between the Company and the other signatories thereto, dated December 17, 2003, as may be amended or amended and restated from time to time.

      "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

      "NASDAQ" means the automated quotation system of the NASD.

      "Organic Change" means (a) any sale, lease, exchange or other transfer of all or substantially all of the property, assets or business of Company, (b) any liquidation, dissolution or winding up of Company, whether voluntary or involuntary, (c) any merger or consolidation to which Company is a party and pursuant to which either (i) the holders of the voting

                                      -3-
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securities of Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction or (ii) the holders of the voting securities of Company immediately prior thereto do not have the ability to elect a majority of the members of the board of directors (or Persons performing similar functions) of the surviving entity immediately following such transaction, or (d) any Person or group (as such term is used in Section 13(d) of the Exchange Act) of Persons, other than any current shareholder owning 10% of the Common Stock Outstanding as of the date of issuance of this Warrant, shall either (i) beneficially own (as defined in Rule 13d-3 under the Exchange Act) securities of Company representing 50% or more of the voting securities of Company then outstanding or (ii) have the ability to elect a majority of the members of the board of directors (or Persons performing similar functions) of the surviving entity. For purposes of the preceding sentence, "voting securities" shall mean securities, the holders of which are ordinarily entitled to elect the members of the board of directors (or Persons performing similar functions).

      "Outstanding" means, (i) when used with reference to Common Stock, on any date, all issued shares of Common Stock on such date, except shares then owned or held by or for the account of Company or any Subsidiary thereof (or any successors or acquiring corporation), including shares of the Common Stock issuable upon exercise or conversion of any outstanding Rights or Convertible Securities, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; and (ii) when used with reference to Series D Preferred Stock, on any date, all issued shares of Series D Preferred Stock on such date, except shares then owned or held by or for the account of Company or any Subsidiary thereof (or any successors or acquiring corporation), including shares of the Series D Preferred Stock issuable upon exercise or conversion of any outstanding Rights or Convertible Securities, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Series D Preferred Stock.

      "Permitted Issuances" has the same meaning ascribed to the term "Excluded Securities" set forth in the Certificate of Incorporation.

      "Qualified Initial Public Offering" has the meaning ascribed to the term "Initial Public Offering" set forth in the Investor Rights Agreement.

      "Required Holders" means the holders of Warrants exercisable for in excess of 50% of the aggregate number of Warrant Stock then purchasable upon exercise of all Warrants.

      "Rights" means any warrants, options or other rights to purchase Series D Preferred Stock.

      "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

      "Series D Preferred Stock" has the meaning ascribed to the term "Series D Preferred Stock" set forth in the Certificate of Incorporation.

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      "Stock" means any shares of capital stock of the Company.

      "Subsidiary" has the meaning ascribed to the term "Subsidiary" set forth in the Investor Rights Agreement.

      "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

      "Warrant" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Series D Preferred Stock for which they may be exercised.

      "Warrant Price" means an amount equal to (i) the number of shares of Series D Preferred Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (i) the Exercise Price as of the date of such exercise.

      "Warrant Stock" means the shares of Series D Preferred Stock issued or issuable upon the exercise of this Warrant.

II. EXERCISE OF WARRANT

      2.1. Exercise Period. From and after the date hereof and until 5:00 P.M., New York time, on APRIL 30, 2009 (the "Expiration Date"), subject to extension pursuant to Section 2.2(e) (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day, for all or any part of the Warrant Stock.

      2.2. Exercise Notice; Delivery of Certificates.

      (a) In order to exercise this Warrant, Holder shall deliver (which such delivery may, at Holder's option, be by facsimile) to Company at its principal office designated by Company in Section 14.2, a duly executed written notice of Holder's election to exercise this Warrant, specifying the number of shares of Warrant Stock to be purchased, in substantially the form attached hereto as Exhibit A (the "Subscription Notice").

      (b) Upon receipt of a Subscription Notice, Company shall, as promptly as practicable, and in any event within five (5) Business Days, subject to receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), thereafter, deliver to Holder a duly executed certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. Such stock certificate or certificates shall be in such denominations and registered in the name designated in the Subscription Notice, subject to Article IX.

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      (c) In addition, as soon as practicable after the delivery of a
Subscription Notice, but subject to the receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), Holder shall deliver in person, by certified mail or courier, to Company at the aforementioned address, (i) if Holder has elected pursuant to the applicable Subscription Notice to make payment of the Warrant Price pursuant to Section 2.3(a), such payment and (ii) this Warrant.

      (d) Upon the date required for issuance of the applicable shares of Warrant Stock pursuant to Section 2.2(b) and receipt of any payment required pursuant to Section 2.2(c), Holder or any other Person so designated in the applicable Subscription Notice shall be deemed to have become a holder of record of the applicable Warrant Stock for all purposes. If this Warrant shall have been exercised in part, Company shall deliver to Holder a new Warrant evidencing the rights of Holder to purchase the remaining shares of Warrant Stock issuable upon exercise of this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or appropriate notation may be made on this Warrant and the same returned to Holder.

      (e) If in connection with the exercise of a Warrant or acquisition of Warrant Stock by Holder, any regulatory approval shall be required, including expiration of any applicable waiting period, then, if the Warrant is exercised prior to such approval, the Expiration Date shall be extended while any such regulatory approval or waiting period is pending. Without limiting the foregoing, Company hereby acknowledges that the exercise of this Warrant by Holder may subject Company and/or Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If on or before the expiration Date, Holder has sent the Subscription Notice to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of restrictions under the HSR Act, Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

      2.3. Payment of Warrant Price: Net Issue Exercise

      (a) Payment of the Warrant Price shall be made at the option of Holder by
(i) cash, by check or by wire transfer or (ii) cancellation by Holder of indebtedness of Company to Holder; or (iii) any combination thereof.

      (b) In lieu of the payment methods set forth in Section 2.3(a) above, Holder may elect to exchange all or part of the Warrant for shares of Warrant Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. All references in this Warrant to an "exercise" of the Warrant shall include a net issue exercise pursuant to this Section 2.3(b). If Holder elects to exchange all or part of the Warrant as provided in this Section 2.3(b), Holder shall tender to Company the Warrant for the amount being exchanged, along with a Subscription Notice indicating Holder's election to exchange all or part of the Warrant, and Company shall issue to Holder the number of shares of Warrant Stock computed using the following formula:

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      X = Y(A-B)
          ------
            A

      Where

      X = number of shares of Warrant Stock to be issued to Holder upon exercise;

      Y= total number of shares of Warrant Stock purchasable under the Warrant (or, if only a portion, the amount of Warrant Stock for which the Warrant is being exchanged);

      A = Current Market Price of one share of Warrant Stock; and

      B = Exercise Price (as adjusted to the date of such calculation).

      2.4. Payment of Taxes. Company shall pay all expenses, taxes and other governmental charges with respect to the issue or delivery of the Warrant Stock. Company shall not be required, however, to pay any transfer tax imposed in connection with the issue of any certificate for shares of Warrant Stock in any name other than that of Holder.

      2.5. Fractional Shares. Company shall not be required to issue a fractional share of Warrant Stock upon exercise of any Warrant. As to any fraction of a share which Holder of one or more Warrants would otherwise be entitled to purchase upon such exercise, Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Current Market Price per share of Warrant Stock on the date of exercise.

III. TRANSFER, DIVISION AND COMBINATION

      3.1. Transfer. Subject to compliance with Article IX of this Warrant, Company shall register any Transfer of this Warrant and all rights hereunder, in whole or in part, on the books of Company to be maintained for such purpose, upon surrender by Holder of this Warrant at the principal office of Company referred to in Section 14.2, together with a duly executed written assignment of this Warrant substantially in the form of Exhibit B hereto and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Promptly following such surrender and, if required, such payment, Company shall at its expense, subject to Article IX, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Article IX, may be exercised by a new Holder for the purchase of shares of Series D Preferred Stock without having a new Warrant issued.

      3.2. Division and Combination. Subject to Article IX, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a duly executed written notice specifying the names and denominations in which new Warrants are to be issued. Subject to compliance with Section 3.1

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and with Article IX as to any Transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      3.3. Maintenance of Books. Company agrees to maintain, at its office referred to in Section 14.2, books for the registration of Transfer of the Warrants.

IV. ADJUSTMENTS

      The number of shares of Warrant Stock for which this Warrant is exercisable, and the Exercise Price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article IV.

      4.1. Adjustments Upon Mandatory Conversion of Series D Preferred Stock. Upon any mandatory conversion of the Series D Preferred Stock pursuant to the Company's Certificate of Incorporation, this Warrant shall cease to be exercisable for shares of Series D Preferred Stock and shall become exercisable for that number of shares of Common Stock into which the shares of Series D Preferred Stock purchasable hereunder would have been convertible immediately prior to such mandatory conversion, and such that payment of the Exercise Price, or any multiple thereof, shall entitle the Warrant Holder to receive the number of shares of Common Stock as would have been issued upon conversion of each share of Series D Preferred Stock purchasable hereunder immediately prior to such mandatory conversion.

      4.2. Stock Dividends, Stock Splits, Subdivisions and Combinations. If at any time Company shall:

      (a) take a record of the holders of Series D Preferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Series D Preferred Stock,

      (b) subdivide or split its Outstanding shares of Series D Preferred Stock into a larger number of shares of Series D Preferred Stock, or

      (c) combine or reclassify its Outstanding shares of Series D Preferred Stock into a smaller number of shares of Series D Preferred Stock;

then, in each of cases (a), (b) and (c) above, (i) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Warrant Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the occurrence of such event or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such adjustment.

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Upon any mandatory conversion of the Series D Preferred Stock as provided in
Section 4.1, each reference to Series D Preferred Stock in this Section 4.2 shall be deemed to be Common Stock.

      4.3. Certain Other Distributions and Adjustments. If at any time Company shall take a record of the holders of its Series D Preferred Stock for the purpose of entitling them to receive a dividend or other distribution, or shall in any manner declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities, debt or property or rights or warrants to subscribe for securities of Company or any of its Subsidiaries by way of dividend or spin-off or any other assets) on its Series D Preferred Stock, other than dividends or distributions of shares of Series D Preferred Stock which are referred to in Section 4.2, then and in each such case, (a) the number of shares of Warrant Stock for which this Warrant is exercisable shall be adjusted to equal the number of shares of Series D Preferred Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (b) the Exercise Price to be in effect after such record date shall be determined by multiplying (1) the Exercise Price in effect immediately prior to such record date by (2) a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Company's Board) of such dividend or distribution per share of Series D Preferred Stock and the denominator of which shall be such the Exercise Price in effect immediately prior to such record date.

      4.4. Antidilution. It is understood and agreed that in the event of an antidilution adjustment affecting any Warrant Shares after the date hereof, the Holder will be entitled to the benefits of such adjustment upon exercise of this Warrant.

      4.5. Organic Change. In case of any Organic Change, Holder shall have the right thereafter to receive, upon exercise of the Warrant, in lieu of the Warrant Stock issuable upon such exercise prior to consummation of such Organic Change, the kind and amount of shares of stock, other securities, cash and property receivable (including cash, and including any right to select the consideration so receivable) upon the consummation of such Organic Change by a holder of that number of shares of Warrant Stock into which the Warrant was exercisable immediately prior to such Organic Change (including, on a pro rata basis, the cash, securities or property received by holders of Series D Preferred Stock in any tender or exchange offer that is a step in such Organic Change), assuming such holder of Series D Preferred Stock is not a Person with which Company consolidated or into which Company merged or which merged into Company or to which such sale or transfer was made, as the case may be, or an affiliate of such a Person. In case securities or property other than Series D Preferred Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Article IV shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property. In case of any Organic Change, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of Warrant Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. The foregoing provisions of this Section 4.5 shall similarly apply to successive Organic Changes.

      4.6. Qualified Initial Public Offering. Upon the completion of any Qualified Initial Public Offering, the provisions of this Section IV shall be extinguished and of no further force or effect.

V. NOTICES TO WARRANT HOLDERS

      5.1. Notice of Adjustments. Whenever an adjustment to this Warrant is made pursuant to Article IV, Company shall promptly deliver to Holder (by facsimile and by either first class mail, postage prepaid or overnight delivery) a certificate from the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Warrant Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.5) describing the number and kind of any other shares of stock or other securities or property for which this Warrant is exercisable, and any change in Exercise Price, after giving effect to such adjustment or change. Company shall keep in the office or agency designated pursuant to Section 14.2 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof. Any adjustment to this Warrant pursuant to
Article IV shall be automatic and shall occur without any action on the part of Company or Holder, and any failure by Company to comply with the terms of this
Section 5.1 (including any error made by Company in the calculations described above) shall have no effect on such automatic adjustment. Notwithstanding any other provision of this Section 5.1, Holder shall retain the right to contest the adjustment calculations provided by Company described above, and such calculations shall not be entitled to any presumption of accuracy in any case, action or other proceeding to determine the actual amount of adjustment required by Article IV.

      5.2. Notice of Corporate Action. If at any time

      (a) Company shall take a record of the holders of its Series D Preferred Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

      (b) there shall be approved by the Board any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, including without limitation any such event constituting an Organic Change; or

      (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least twenty (20) days' prior written notice of the date on which a record date shall be selected in respect of such event and (ii) in the case of any such event, at least sixty (60) days' prior written notice of the date when the same shall take place; provided that in the case of an Organic Change to which
Section 4.5 applies, Company shall give at least thirty (30) days' written notice as aforesaid. Such notice shall also specify (i) the date on which the holders of Series D Preferred Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Series D Preferred Stock shall be entitled to exchange their shares of Series D Preferred Stock for securities or other property deliverable upon such event.

VI. NO IMPAIRMENT

      Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will take all such action as may be necessary or appropriate in order that Company may upon the exercise of this Warrant validly and legally issue fully paid and nonassessable shares of Series D Preferred Stock that are not subject to preemptive rights, including taking such action as is necessary for the Exercise Price to be not less than the par value of the shares of Series D Preferred Stock issuable upon exercise of this Warrant. Company will obtain all such authorizations, exemptions or consents from any Governmental Authority having jurisdiction thereof, or any other Person, as may be necessary to enable Company to perform its obligations under this Warrant. Without limiting the foregoing, Company will make any filings under the HSR Act required in order to perform its obligations under this Warrant.

VII. RESERVATION AND AUTHORIZATION OF SERIES D PREFERRED STOCK AND COMMON STOCK

      From and after the date of this Warrant, Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Series D Preferred Stock and the Common Stock issuable upon the conversion thereof, and the Common Stock issuable hereunder, as the case may be, as will be sufficient to permit the exercise in full of this Warrant. All shares of Warrant Stock which shall be so issuable, when issued upon exercise of this Warrant and payment therefor in accordance with the terms of this Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

VIII. TAKING OF RECORD; STOCK AND WARRANT TRANSFER OF BOOKS

      In the case of all dividends or other distributions by Company to the holders of its Series D Preferred Stock with respect to which any provision of
Article IV refers to the taking of a record of such holders, Company will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to prevent or delay the exercise or transfer of this Warrant.

IX. RESTRICTIONS ON TRANSFERABILITY

      The Warrant and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Article IX. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article IX.

      9.1. Restrictive Legends.

      (a) Except as otherwise provided in this Article IX, each certificate for Warrant Stock initially issued upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT OR THE RULES AND REGULATIONS THEREUNDER."

      (b) Except as otherwise provided in this Article IX, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

      9.2. Notice of Proposed Transfers. Prior to or promptly following any Transfer of any Warrants or any shares of restricted Warrant Stock, the holder of such Warrants or restricted Warrant Stock shall give written notice to Company of such Transfer. Each certificate, if any, evidencing such shares of restricted Warrant Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in
Section 9.1(b), unless such restrictive legend is not required pursuant to
Section 9.3.

      9.3. Termination of Restrictions. The restrictions and requirements imposed by this Article IX shall terminate as to any particular Warrant or share of Warrant Stock (a) when and so long as such security shall have been effectively registered under the Securities Act, (b) when Company shall have received an opinion of counsel (which may be Holder's inside corporate counsel) that such security may be transferred without registration thereof under the Securities Act or (c) a sale of such security is made pursuant to SEC Rule 144. Whenever the restrictions imposed by Article IX shall terminate as to this Warrant, as hereinabove provided, Holder shall be entitled to receive from Company, at the expense of Company, a new Warrant without the restrictive legend set forth in Section 9.1(b). Whenever the restrictions imposed by this Article IX shall terminate as to any share of Warrant Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at the expense of Company, a new certificate representing such Series D Preferred Stock not bearing the restrictive legend set forth in Section 9.1(a).

X. SUPPLYING INFORMATION

      Company shall cooperate with each Holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably requested with respect to the Company and its businesses and operations (including reasonable access to management and operational personnel): (i) in connection with such Holder evaluating if, and to what extent, it shall exercise the Warrant, and
(ii) in order for such Holder to complete and file any information reporting forms presently or hereafter required by the SEC or any other governmental entity as a condition to the availability of an exemption from the registration requirements of the Securities Act for the sale of any Warrant or share of Warrant Stock. Company shall also supply such information as may be reasonably necessary for such Holder to comply with tax and other applicable laws and applicable financial reporting and accounting rules standards.

XI. LOSS OR MUTILATION

      Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

XII. NO STOCKHOLDER RIGHTS; LIMITATION OF LIABILITY

      No provision hereof shall be deemed to impose any rights or obligations upon Holder as a stockholder in Company prior to Holder's exercise of this Warrant and the issuance to Holder of Warrant Shares. Without limiting the foregoing, no provision hereof and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Warrant Stock or as a stockholder of Company, whether such liability is asserted by Company, by creditors of Company or by any third party.

XIII. REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Article XIII are true and correct (a) as of the date hereof and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

      13.1. Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

      13.2. Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Series D Preferred Stock issuable upon exercise or conversion of the Warrant, to issue the Common Stock issuable upon the conversion of the Series D Preferred Stock, and to carry out and perform its obligations under the Warrant and any related agreements.

      13.3. Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Warrant and the Warrant Stock issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

      13.4. Valid Issuance of Warrant and Warrant Stock. The Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein, in the Investor Rights Agreement and under applicable state and federal securities laws. The Warrant Stock issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant, in the Investor Rights Agreement and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of the Warrant and the Warrant Stock issuable upon conversion of the Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in the Certificate of Incorporation, the Investor Rights Agreement or this Warrant. The offer, sale and issuance of the Warrant and Warrant Stock, as contemplated by this Warrant, are exempt, from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

      13.5. No Conflict with Other Instruments. The execution, delivery, and performance of this Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (a) any provision of the Certificate of Incorporation or by-laws; (b) any provision of any judgment, decree, or order to which Company is a party or by which it is bound or an event which results in the creation of any material lien, charge or encumbrance upon any material assets of Company; (c) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (d) any statute, rule, or governmental regulation applicable to Company.

      13.6. Capitalization. As of recent date, the authorized capital stock of Company consists of 546,992,837,337 shares of Common Stock, $0.001 par value, of which 2,135,312 were issued and outstanding, and 149,275,350 shares of Preferred Stock, $0.001 par value, of which 145,773,877 were issued and outstanding. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), are fully paid and nonassessable. Company has reserved 455,655,829,025 shares of Common Stock for issuance upon conversion of the Preferred Stock. Company has delivered to Holder a capitalization table showing all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or Convertible Securities of Company. Except as set forth on such capitalization table, the Company has not authorized the issuance of any of the aforesaid rights to acquire securities of Company as of the date hereof.

      13.7. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the offer, sale or issuance of the Warrant (and the Warrant Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby, except for the following: (a) the filing of a notice on Form D under the Securities Act and (b) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. The offer, sale and issuance of the Warrant and the shares of Warrant Stock in conformity with the terms of this Warrant are exempt from the registration requirements of the Securities Act and any applicable state laws.

      13.8. Registration Rights. Attached hereto as Annex I is the current version of the Investor Rights Agreement which lists all rights (including piggyback registration rights) to have any transaction or proposed transaction involving securities of Company registered with the SEC or any other governmental authority as of the date of issuance of this Warrant.

XIV. MISCELLANEOUS

      14.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for under this Warrant, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

      14.2. Notices. All notices and communications to be given or made under this Warrant shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

      (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose and any other address sent by such Holder to Company in compliance with this Section 14.2.

      (b) If to Company at

          PTC THERAPEUTICS, INC.
          100 CORPORATE CT.
          MIDDLESEX BUSINESS CENTER
          SOUTH PLAINFIELD, NJ 07080
          ATTN:  MARK E. BOULDING

Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or confirmed by telecopy answerback with respect to notice by telecopy, or three Business Days after the same shall have been deposited in the United States mail.

      14.3. Successors and Assigns. Subject to the provisions of Section 3.1 and
Article IX, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder. No other Person shall have any right, benefit or obligation under this Warrant.

      14.4. Amendment. No amendment or waiver of any provision of this Warrant or any other Warrant shall be effective without the written consent of Company and all Holders,

      14.5. Severability. If one or more provisions of this Warrant are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties' intent to the maximum extent, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

      14.6. Section and Other Headings. The section and headings contained in this Warrant are for the convenience only and shall not affect the meaning or interpretation of this Warrant.

      14.7. Governing Law. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles of such state.

      14.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

      14.9. CHOICE OF FORUM. EACH OF THE PARTIES HERETO IRREVOCABLE SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY (AND EACH AGREES THAT NO SUCH ACTION, SUIT OR PROCEEDING RELATING TO THIS WARRANT SHALL BE BROUGHT BY IT IN SUCH COURTS). EACH OF THE PARTIES HERETO IRREVOCABLE AND UNCONDITIONALLY WAIVE (AND AGREES NOT TO PLEAD OR CLAIM), ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS WARRANT OR THE WARRANT SHARES IN (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      14.10. Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      14.11. Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                         [SIGNATURES BEGIN ON NEXT PAGE]

      IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an authorized officer.

Dated:

                             PTC THERAPEUTICS, INC.

                             By: /s/ Mark E. Boulding
                                ______________________________
                                Name: Mark E. Boulding
                                Title: SVP, Business Development and Legal

ACKNOWLEDGED AND ACCEPTED BY:

GENERAL ELECTRIC CAPITAL CORPORATION

By: DIANE EARLE
    _____________________
    Name:  Diane Earle
    Title: Senior Vice President

                                                                     Exhibit 4.7

                                    EXHIBIT A

                               SUBSCRIPTION NOTICE

                 [To be executed only upon exercise of Warrant]

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ________ Shares of Series D Preferred Stock of PTC THERAPEUTICS, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant (including without limitation the conditions set forth in Section 2.1 hereof relating to required regulatory approvals) and requests that certificates for the shares of Warrant Stock hereby purchased (and any securities or other property issuable upon such exercise, including any cash in lieu of fractional shares) be issued in the name of and delivered to ______________ whose address is __________________ and, if such shares of Warrant Stock shall not include all of the shares of Warrant Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Warrant Stock issuable hereunder be delivered to the undersigned.

      [_____] The undersigned shall tender payment in the following form:_________________________.

      [_____] The undersigned hereby elects the net issue exercise option pursuant to Section 2.3(b) of the Warrant, and accordingly requests delivery of a net of____________ shares of Series D Preferred Stock.

                             _________________________
                             (Name of Registered Owner)

                             _________________________
                             (Signature of Registered Owner)

                             _________________________
                             (Street Address)

                             _________________________
                             (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                     Exhibit 4.7

                                    EXHIBIT B

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below the rights of the undersigned under this Warrant, with respect to the number of shares of Warrant Stock set forth below:

Name and Address of Assignee                      No. of Shares of Warrant Stock






and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to register such transfer on the books of PTC THERAPEUTICS, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:                             Print Name:
                                               _______________________

                                   Signature:
                                               _______________________
                                   Witness:
                                               _______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.